Exhibit 10.1

EXECUTION VERSION

WAIVER TO CREDIT AGREEMENT

This WAIVER AGREEMENT (this “Agreement”), dated as of February 9, 2011, is entered into by and among K-V PHARMACEUTICAL COMPANY, a Delaware corporation (the “Borrower”), certain of the Borrower’s subsidiaries, as guarantors (collectively, the “Guarantors”), U.S. HEALTHCARE I, L.L.C., as Administrative Agent and Collateral Agent (the “Agent”) and the LENDERS listed on the signature pages hereto, and U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. and is made with reference to that certain CREDIT AND GUARANTY AGREEMENT, dated as of November 17, 2010 (as amended by that certain (i) Amended and Restated Amendment No. 1 to Credit Agreement dated as of January 6, 2011, (ii) Waiver Agreement dated as of January 14, 2011, (iii) Waiver Agreement dated as of January 21, 2011, (iv) Waiver Agreement dated as of January 28, 2011, and (v) Waiver Agreement dated as of February 4, 2011, the “Credit Agreement”) by and among the Borrower, the Guarantors, the Lenders from time to time party thereto and the Agent. Unless otherwise stated, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

WHEREAS, the Credit Parties have failed to comply with the requirement set forth in Section 6.7(b) of the Credit Agreement with respect to the calendar month of December 2010 and, solely as a result of such non-compliance, an Event of Default under Section 8.1(b) has occurred and is continuing (the “December Covenant Default”);

WHEREAS, the Credit Parties anticipate that they may have failed to comply with the requirement set forth in Section 6.7(b) of the Credit Agreement with respect to the calendar month of January 2011 and, solely as a result of such anticipated non-compliance, a Default has occurred and an Event of Default under Section 8.1(b) may occur (such Default and potential Event of Default, collectively, the “January Covenant Default”);

WHEREAS, the Credit Parties have failed to comply with the requirements set forth in Section 5.14 of the Credit Agreement insofar as they have failed to cause there to be effective a Control Agreement with respect to account no. 5590011846 at Bank of America, N.A. and, solely as a result of such non-compliance, an Event of Default under 8.1(b) has occurred and is continuing (the “Control Agreement Default”);

WHEREAS, the Credit Parties have failed to comply with the requirements set forth in Section 5.16(b) of the Credit Agreement and, solely as a result of such non-compliance, an Event of Default under Section 8.1(b) has occurred and is continuing (the “Amendment Default”);

WHEREAS, the Credit Parties anticipate that they may fail to comply with the requirement set forth in Section 6.7(a) of the Credit Agreement prior to the Waiver Termination Date and, solely as a result of such anticipated non-compliance, a Default has occurred and an Event of Default under Section 8.1(b) may occur (such Default and potential Event of Default, together with the December Covenant Default, the January Covenant Default, the Control Agreement Default and the Amendment Default, collectively shall be referred to herein as the “Waived Defaults”);

WHEREAS, the Borrower has requested that the Agent and the Lenders temporarily waive the Waived Defaults; and

WHEREAS, the Agent and the Lenders are willing to waive the Waived Defaults on the terms and subject to the conditions specified herein.

NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Obligations. The Borrower and the other Credit Parties acknowledge and agree that the aggregate principal balance of the outstanding Obligations under the Credit Agreement as of February 9, 2011 was not less than $60,000,000. The foregoing amount does not include any of the interest, fees, costs, and expenses to which Agent and Lenders are entitled under the Credit Agreement or other Credit Documents. All of the foregoing Obligations are outstanding, and the Borrower and the other Credit Parties agree and acknowledge that (a) they are jointly and severally liable for the Obligations, and (b) they have no right of offset, defense, or counterclaim with respect to any of the Obligations or Liens securing same, and any such offset, defense, or counterclaim is hereby waived.

2. Representations, Warranties and Acknowledgments by Credit Parties and by KV Pharmaceutical. To induce the Agent and the Lenders to execute this Agreement, each Credit Party hereby acknowledges, stipulates, represents, warrants and agrees as follows (as of the date hereof):

(a) Other than the Waived Defaults, no Defaults or Events of Default have occurred and are continuing through the date hereof.

(b) Prior to the date of this Agreement, nothing has occurred that constitutes a waiver of any of the rights or remedies of the Lenders or the Agent.

(c) Each of the Borrower and the other Credit Parties has the full power, authority and legal right to enter into this Agreement and all documents, acknowledgments and instruments delivered in connection herewith, and this Agreement and such other documents, acknowledgments and instruments have been duly authorized by the board of directors or other governing body of the applicable Credit Party.

(d) This Agreement, all documents, acknowledgments and instruments delivered in connection herewith, the Credit Agreement, and the other Credit Documents constitute the legal, valid and binding obligations of the Borrower and the other Credit Parties and are enforceable against the Borrower and the other Credit Parties in accordance with their respective terms.

(e) Neither the execution, delivery and performance of this Agreement and all documents, acknowledgments and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or otherwise violate (i) any provision of the Borrower’s or any other Credit Party’s corporate charter or bylaws or other Organizational

Documents or governing documents, and (ii) any law or regulation, any order or decree of any court or government instrumentality, or any agreement or document by which such party is bound, except in the case of clause (ii) to the extent as such conflict, breach or violation could not reasonably be expected to result in a Material Adverse Effect.

(f) Contemporaneously with the withdrawal referred to in Section 3(ii) of this Agreement, the transfer of the Purchased Assets (as defined in the Gestene APA (as amended though the date hereof)) shall occur and the Borrower shall, upon such transfer, own the Purchased Assets.

(g) The Liens of the Agent and each Lender in and on the Collateral are and continue to be valid, binding, perfected and enforceable Liens (with the priorities required by the Credit Agreement and the other Credit Documents) which secure the Obligations, and no tax or judgment liens are currently of record against the Borrower or any other Credit Party (other than such tax or judgment liens that constitute Permitted Liens).

3. Waiver. Solely during the Waiver Period (as defined below), the Lenders hereby agree to (i) waive the Waived Defaults and to forbear from exercising any of their respective rights and remedies under the Credit Documents against the Borrower or the other Credit Parties that may exist by virtue of the Waived Defaults and (ii) notwithstanding the conditions set forth in Section 3.2(a) of the Credit Agreement, allow the Borrower to make a Tranche B-1 Withdrawal from the B-1 Controlled Account in an amount not to exceed $13,763,000 so long as the Borrower immediately applies the entire amount of such withdrawal towards, first, the payment in full of the First Additional Purchase Price Payment on the Transfer Date (each as defined in the Gestene APA (as amended though the date hereof)) in accordance with Section 4.2(b)(i) of the Gestene APA (as amended though the date hereof) and thereafter to expenses the Borrower has agreed to pay to the seller under the Gestene APA. The Borrower acknowledges and agrees, however, that it shall not request any additional withdrawals from the B-1 Controlled Account during the Waiver Period and that, from and after the Waiver Termination Date (as defined below), the foregoing waiver and forbearance agreement shall cease to be of any force or effect and the Credit Parties, the Administrative Agent and the Lenders shall be restored to the position they would have been in (and the Administrative Agent and the Lenders shall have all rights and remedies otherwise available to them) in respect of the Waived Defaults as if the foregoing waiver and forbearance had never been granted.

4. Certain Terms. For the purposes of this Agreement: (a) the term “Waiver Period” means the period beginning on the Effective Date and ending on the Waiver Termination Date; (b) the term “Waiver Termination Date” means the earliest to occur of (i) 12:00 p.m. (New York City time) on February 18, 2011 and (ii) the date on which there occurs a Waiver Default; and (c) the term “Waiver Default” means the occurrence of any Default or Event of Default other than the Waived Defaults.

5. Agreement to Negotiate Amendments. During the Waiver Period, the parties hereto agree to in good faith negotiate modifications and amendments to each of (a) the Credit Agreement, (b) any other Credit Documents and (c) the Commitment Letter, dated as of November 17, 2010, by and among the Borrower and the Lenders (including Exhibit A attached thereto) substantially upon the terms and conditions set forth in the term sheet attached hereto as Exhibit A.

6. Issuance of Warrants. On or prior to the second Business Day to occur after the tenth (10th) day after February 14, 2011, (a) Borrower shall deliver to the Agent (i) an original counterpart signature page of the Stock Purchase Warrant (the “Additional Warrants”) substantially in the form attached hereto as Exhibit B, duly executed by the Borrower and (ii) copies of the favorable written opinions of counsel to the Credit Parties, each in form and substance reasonably satisfactory to the Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to the Agent) with respect to the Additional Warrants and the transactions contemplated thereby (it being agreed that such opinions shall be satisfactory to the Agent to the extent that such opinions are substantially the same as the opinions delivered to the Agent in connection with the Warrants issued on or about the Closing Date) and (b) the Additional Warrants shall be in full force and effect and shall have been issued and delivered to the Lenders.

7. Conditions Precedent. This Agreement shall be effective on the date (the “Effective Date”) when each of the following conditions precedent shall have been satisfied:

(a) The Agent shall have received (i) a counterpart signature page of this Agreement duly executed by each of the Credit Parties and the Lenders, (ii) a counterpart signature page of the Stock Warrant Purchase Agreement (the “Additional Warrant Agreement”) substantially in the form attached hereto as Exhibit C, duly executed by the Borrower and (iii) a counterpart signature page of the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement” and, together with the Additional Warrant Agreement, the “Additional Equity Documents”) substantially in the form attached hereto as Exhibit D, duly executed by the Borrower.

(b) Each of the Additional Equity Documents shall be in full force and effect.

(c) The Agent shall have received all fees and other amounts due and payable to the Agent on or prior to the date hereof and to the extent invoiced prior to the date hereof.

(d) Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Agreement.

(e) The Transfer Date (as defined in the Gestene APA (as amended though the date hereof)) shall have occurred or shall occur simultaneously with the Effective Date.

(f) The Agent and Lenders shall have received such other documents, information or agreements regarding Credit Parties as Agent or Collateral Agent may reasonably request.

8. Release. The Credit Parties hereby waive, release, remise and forever discharge the Agent, Lenders and each other Indemnitee from any and all actions, causes of action, suits or other claims of any kind or character, known or unknown, which any Credit Party ever had, now has or might hereafter have against the Agent, any Lender or any other Indemnitee which relate, directly or indirectly, to any acts or omissions of the Agent, any Lender or any other Indemnitee on or prior to the date hereof arising out of, in connection with, or otherwise relating to, the Credit Documents or any matter in connection therewith.

9. Limited Effect of Agreement. Except as expressly provided in this Agreement, the Credit Agreement and each other Credit Document, shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed or otherwise construed to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with any Credit Party or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or any other Credit Document, or any rights or remedies arising in favor of the Agent and the Lenders under or with respect to any such documents.

10. Amendment to Agreement. No term of this Agreement (or the exhibits and schedules attached hereto) may be waived, modified or amended except in a writing signed by the Agent, the Lenders and the Credit Parties.

11. No Waiver. Except as expressly provided to the contrary in this Agreement, all the terms, conditions and provisions of the Credit Agreement and other Credit Documents shall continue in full force and effect.

12. Credit Documents. The parties hereto acknowledge and agree that this Agreement, and when delivered, the Additional Warrants and the Additional Equity Documents, and each other document executed and delivered in connection with the forgoing constitute Credit Documents for the purposes of the Credit Agreement and any other Credit Document. Furthermore, the failure of the Borrower to comply with the terms and conditions set forth in this Agreement, the Additional Warrants or the Additional Equity Documents shall constitute an immediate Event of Default (without giving effect to any grace or cure periods with respect thereto).

13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL

BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

16. Survival. All representations, warranties, covenants and agreements made herein shall survive the execution, delivery and consummation of this Agreement.

17. Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

18. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by electronic or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

K-V Pharmaceutical Company, as the Borrower

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and Chief Executive Officer

Zeratech Technologies USA, Inc., as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and Chief Executive Officer

DrugTech Corporation, as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and Chief Executive Officer

ETHEX Corporation, as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and Chief Executive Officer

FP1096, Inc., as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and Chief Executive Officer

Nesher Pharmaceuticals Inc., as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and Chief Executive Officer

[Signature Page to Waiver]

Nesher Solutions USA, Inc., as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and Chief Executive Officer

Nesher Discovery Solutions, Inc., as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and Chief Executive Officer

Ther-Rx Corporation, as a Guarantor

By:	/s/ Gregory J. Divis
	Name:	Gregory J. Divis
	Title:	President and Chief Executive Officer

U.S. HEALTHCARE I, L.L.C.,
as Agent and a Lender

By:	/s/ Kevin Fusco
	Name:	Kevin Fusco
	Title:	Authorized Signatory

U.S. HEALTHCARE II, L.L.C., as a Lender

By:	/s/ Kevin Fusco
	Name:	Kevin Fusco
	Title:	Authorized Signatory

EXHIBIT A

Amendment Term Sheet

EXHIBIT B

Stock Purchase Warrant

EXHIBIT C

Stock Warrant Purchase Agreement

EXHIBIT D

Amended and Restated Registration Rights Agreement